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                                                                      Exhibit 11


                               GALEY & LORD, INC.
                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS


Computation of Average Shares Outstanding (In Thousands):


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


                                                                                 Three Months Ended
                                                                            Dec. 28, 1996    Dec. 30, 1995
Average Common Shares Outstanding                                              11,576            11,762

Add Dilutive Options                                                              289               248
                                                                             --------          --------

Primary Average Shares                                                         11,865            12,010

Incremental Shares Arising from Full
     Dilution Assumption                                                           62                 0
                                                                             --------          --------

Average Shares Assuming Full Dilution                                          11,927            12,010

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